Exhibit 99.1

Strategic American Oil Successfully Completes the Drilling of its Initial Well from the
Recent Acquisition of Galveston Bay Energy

Total Production has now increased to 470 BOE/D

Corpus Christi, Texas- March 10, 2011 - Strategic American Oil Corporation (SGCA) announced today that it has re-completed and placed on production its initial well, the Fisher's Reef G2-3A well, located in Chambers County, Texas. This represents the first well post-acquisition of Galveston Bay Energy ("GBE"). The purchase of GBE closed Feb. 16, 2011 and all production as of January 1, 2011 will be recognized on Strategic American Oil's balance sheet.

The Fisher's Reef G2-3A well is producing 140 b/d of oil, plus approximately 200 Mcf/d of natural gas, or 173 boe/d. This represents a 46% increase in average liquids production, and 48% increase in average total production on February 16. Oil presently represents 46% of gross production.

Strategic operates the G2-3A, and has an 85% WI and a 62.7% NRI. Flowing tubing pressure was 600 psi, and the well is flowing naturally. The well was completed in the Frio 17 formation at a total depth of 9,500 feet.

Jeremy Driver, CEO of Strategic American Oil Corporation, stated, "We are quite pleased with the G2-3A results and the meaningful increase in oil production and cash flow. We are already beginning to schedule our plans to drill our next well also located in the Fisher's Reef Field. We continue to seek accretive acquisitions to ensure future growth."

Dr. Amiel David, President of Strategic American Oil Corporation, added, "We have identified numerous low-risk workover and drilling opportunities designed to sharply increase near-term production and cash flow, as well as proved reserves. The GalvestonBay property set totaling 24,556 gross acres (22,950 net acres) affords us the ability to rapidly grow the company for the benefit of our stockholders."

About Strategic American Oil

Strategic American Oil Corporation (OTCBB: SGCA) is a growth stage oil and natural gas exploration and production company with operations in Texas, Louisiana, and Illinois. The Company's team of geologists, engineers, and executives leverage 3D seismic data and other proven exploration and production technologies to locate and produce oil and natural gas in new and underexplored areas. The Company seeks accretive acquisitions of production, reserves, or other companies that will provide significant growth potential. Further information can be found on the Company's website at www.strategicamericanoil.com.

SafeHarbor Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Contact:

Corporate Offices:
600 Leopard Street, Suite 2015
Corpus Christi, Texas78401
www.strategicamericanoil.com

Investor Relations:
Investor Awareness, Inc.
Tony Schor or James Foy
847-945-2222
www.InvestorAwareness.com